UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2019

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Board Members

On August 4, 2019, Red Robin Gourmet Burgers, Inc. (the “Company”) increased the size of the Board to ten members and appointed Thomas G. Conforti, G.J. Hart, and David A. Pace to fill the resulting vacancies. Mr. Conforti and Mr. Pace were elected effective August 2, 2019 and Mr. Hart was elected effective August 4, 2019. Each of Mr. Conforti, Mr. Hart, and Mr. Pace will serve as a director until the 2020 annual meeting of stockholders or until their respective successor has been duly elected and qualified, or until the earlier of their respective death, resignation, or removal. Committee assignments for the new directors will be made at a later date.

Mr. Conforti, age 60, served as a Senior Advisor to Wyndham Worldwide from August 2017 to May 2018, where he advised on strategic transactions. Prior to that, he served as Executive Vice President and Chief Financial Officer for Wyndham Worldwide from September 2009 to August 2017. From 2002 to 2008, he served as the Chief Financial Officer for IHOP/Dinequity. Earlier in his career, Mr. Conforti held leadership positions at KB Home and The Walt Disney Company, among others.

Mr. Hart, age 61, has served since January 2018 as the Chief Executive Officer for Torchy’s Tacos, a privately-held fast-casual restaurant concept. Prior to that, Mr. Hart was the Executive Chairman and Chief Executive Officer of California Pizza Kitchen from August 2011 to January 2018. From 2000 to 2011, Mr. Hart served as President of Texas Roadhouse Holdings, LLC and as Chief Executive Officer and member of the board from 2004 to 2011. Earlier in his career, Mr. Hart held leadership positions at TriFoods International, New Zealand Lamb Company, and Shenandoah Valley Poultry, among others.

Mr. Pace, age 60, served as Chief Executive Officer for Jamba Juice from March 2016 to September 2018 and as a member of its board since 2012. Prior to that, Mr. Pace served as President of Carrabba’s Italian Grill from June 2014 to March 2016, and as Executive Vice President and Chief Resource Officer of Bloomin’ Brands’ from August 2010 to June 2014. Prior to joining Bloomin’ Brands in 2010, Mr. Pace held executive positions with Starbucks Coffee Company, PepsiCo, and Yum! Brands, Inc.

Each of Mr. Conforti, Mr. Hart, and Mr. Pace will receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders filed with the SEC on April 10, 2019.

As of the date of these appointments, there are no transactions between the Company and Mr. Conforti, Mr. Hart, and Mr. Pace, respectively, that would be reportable under Item 404(a) of Regulation S-K.  None of Mr. Conforti, Mr. Hart, or Mr. Pace was selected pursuant to any arrangement or understanding between themselves and any other person.

Retirement of Two Board Members

On August 6, 2019, the Company announced that Pattye L. Moore, Board Chair and interim President and Chief Executive Officer, will retire from the Board following the upcoming CEO transition. Ms. Moore has served on the Board since 2007.

Also on August 6, 2019, the Company announced that Director Stuart Oran notified the Company that he has decided not to stand for re-election at the 2020 Annual Meeting of Shareholders. Mr. Oran has served on the Board since 2010.

Ms. Moore’s and Mr. Oran’s decisions were part of a board refresh, and not due to any disagreement with the Company or management.

The Company issued a press release on August 6, 2019 announcing these director changes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 9.01                                  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2019

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Senior Vice President & Chief Legal Officer